UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 26, 2014, Aethlon Medical, Inc. (the “Registrant”) entered into a Securities Purchase Agreement to sell up to $3,300,000 of units, comprised of common stock and warrants ( the “Units”), to one institutional investor (the “Purchaser”) at a price of $0.30 per Unit (the “Agreement”). Each Unit consists of one share of common stock, $0.001 par value per share, and 1.2 five-year warrants (the “Warrants”), each to purchase one share of common stock at an exercise price of $0.30 per share (the “Financing”). Accordingly, up to 11,000,000 shares of common stock and warrants to purchase 13,200,000 shares of common stock may be issued pursuant to the Agreement.

This Financing is expected to close no later than December 2, 2014, subject to customary closing conditions. Roth Capital Partners served as sole placement agent for the Financing and will receive 550,000 Warrants for its services upon the close of the Financing. The Registrant intends to use the proceeds of the Financing to fund the clinical advancement of the Aethlon Hemopurifier, debt reduction and general corporate purposes.

As part of the terms of the Agreement, the Registrant entered into a Registration Rights Agreement with the Purchaser pursuant to which the Registrant has agreed to file a registration statement to register for resale the shares of common stock sold in the Financing, including the shares of common stock underlying the Warrants, within 20 calendar days following the closing of the Financing. Subject to certain exceptions, in the event the registration statement does not become effective within certain time periods set forth in the Registration Rights Agreement, the Registrant would be required to pay the Purchaser in the Financing an amount in cash equal to two percent (2.0%) of the aggregate purchase price every month until such time as the registration statement becomes effective or the shares of common stock (and shares of common stock underlying the Warrants) sold in the Financing may be sold by the Purchaser pursuant to Rule 144 without any restrictions or limitations.

The foregoing description of the Units, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the form of Warrant attached hereto as Exhibit 4.1, the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, and the form of Registration Rights Agreement attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

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ITEM 8.01 OTHER EVENTS.

On November 26, 2014, the Registrant issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	“Aethlon Medical Announces $3.3 Million Equity Investment”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: November 26, 2014	Chief Executive Officer

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